Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2021

Resumes Corporate-Level Profitability

IRVINE, CA – August 3, 2021 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Operational Results (as compared to Second Quarter 2020):

●	Net Loss: Net loss was $27.9 million as compared to $117.5 million.
●	17 Hotel Portfolio RevPAR: RevPAR at the comparable 17 hotels the Company owned during both 2021 and 2020 (the “17 Hotel Portfolio”) increased 3,182.2% to $95.84. The average daily rate was $219.82 and occupancy was 43.6%.
●	All Open Hotel Portfolio RevPAR: RevPAR at the Open Hotels, which includes the 18 hotels the Company owned as of June 30, 2021 except the Renaissance Westchester and also includes prior ownership results for the Montage Healdsburg, was $107.36, comprised of an average daily rate of $235.43 and occupancy of 45.6%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 132.6% to $15.3 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 96.8% to $(0.01).

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

John Arabia, President and Chief Executive Officer, stated, “Second quarter results materially exceeded our expectations for both revenues and profitability. While leisure demand continues to be robust, business transient demand and group demand have witnessed sequential growth, and made meaningful contributions to our recent operating results and earnings. As a result of these factors, we achieved not only positive hotel EBITDA in the quarter but also positive corporate-level Adjusted EBITDAre profit every month during the second quarter - a full quarter earlier than we previously expected. It is clear that the operational decisions and investments made during the depths of the COVID-19 pandemic, as well as the portfolio transformation made over the past several years, are paying off and should result in outsized growth going forward. We expect continued growth for the remainder of the year, as business transient and group demand become a larger portion of our business mix.”

Mr. Arabia continued, “During the second quarter, we completed the acquisition of the Montage Healdsburg, which in the first four months of ownership, has materially exceeded our underwriting expectations. We also recently refinanced two series of perpetual preferred stock – each at historic low dividend yields for a non-rated Hotel REIT at the time – and amended our unsecured debt covenant waivers to allow for greater investment and financing flexibility. These recent financing initiatives, coupled with our low-levered balance sheet, provide us not only with an advantageous cost of capital relative to our peers, but also with ample investment capacity without having to rely on the equity markets. We expect to continue to enhance the overall quality of our portfolio through additional acquisitions of Long-Term Relevant Real Estate and through selective dispositions as value creation opportunities arise.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change

Net Loss	$(27.9)	$(117.5)	76.2%		$(83.2)	$(280.0)	70.3%
Loss Attributable to Common Stockholders per Diluted Share	$(0.16)	$(0.55)	70.9%		$(0.43)	$(1.30)	66.9%

17 Hotel Portfolio RevPAR	$95.84	$2.92	3,182.2%		$69.25	$70.62	(1.9)%

17 Hotel Portfolio Occupancy	43.6%	2.7%	4,090	bps	32.7%	31.1%	160	bps
17 Hotel Portfolio ADR	$219.82	$108.27	103.0%		$211.77	$227.06	(6.7)%

Montage Healdsburg RevPAR (1)	$616.46	N/A	N/A		$398.11	N/A	N/A

Montage Healdsburg Occupancy (1)	61.1%	N/A	N/A		40.8%	N/A	N/A
Montage Healdsburg ADR (1)	$1,008.94	N/A	N/A		$975.75	N/A	N/A

17 Hotel Portfolio Adjusted EBITDAre Margin (2)	15.0%	(582.7)%	59,770	bps	0.3%	(7.9)%	820	bps

Adjusted EBITDAre, excluding noncontrolling interest	$15.3	$(47.0)	132.6%		$0.7	$(32.9)	102.0%
Adjusted FFO Attributable to Common Stockholders	$(1.6)	$(65.6)	97.5%		$(30.5)	$(67.0)	54.5%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$(0.01)	$(0.31)	96.8%		$(0.14)	$(0.31)	54.8%

(1)	Operating statistics for the Montage Healdsburg, acquired on April 22, 2021, include prior ownership results obtained by the Company from the prior owner of the hotel during the due diligence period before the Company’s acquisition was completed. The Company performed a limited review of the information as part of its analysis of the acquisition. The newly developed hotel opened in December 2020; therefore, there is no prior year information.
(2)	The 17 Hotel Portfolio Adjusted EBITDAre Margins exclude prior year property tax adjustments, net.

Recent Developments

Common Stock Issuance: During the second quarter of 2021, the Company issued 2,913,682 shares of its common stock for gross proceeds of $38.4 million. The shares were used in connection with an “At the Market” (“ATM”) program pursuant to Equity Distribution Agreements (“ATM Agreements”) the Company previously entered into with BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, which authorized the Company to issue common stock having an aggregate offering amount of up to $300.0 million. As of June 30, 2021, the Company has $137.0 million available for sale under the ATM Agreements.

Unsecured Debt Agreements: On July 8, 2021, the Company amended its Unsecured Debt Agreements, which removed certain restrictions in place during the covenant waiver period, which period ends March 31, 2022. The restrictions removed include the limitation on the aggregate value of unencumbered hotel acquisitions the Company can complete, and, provided that an event of default has not occurred, the requirement to prepay the Company’s unsecured term loan debt using net proceeds received from asset sales or equity issuances.

Preferred Stock Issuance and Expected Redemption: On July 16, 2021, the Company issued 4,000,000 shares of its 5.70% Series I Cumulative Redeemable Preferred Stock (“Series I preferred stock”) with a liquidation preference of $25.00. On or after July 16, 2026, the Series I preferred stock will be redeemable at the Company’s option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends up to, but not including, the redemption date. Upon the occurrence of a change of control, as defined by the Articles Supplementary for Series I preferred stock, holders of the Series I preferred stock may, under certain circumstances, convert their preferred shares into shares of the Company’s common stock. The Company expects to use $75.0 million of the proceeds received from this issuance to redeem all 3,000,000 shares of its Series F Cumulative Redeemable Preferred Stock in August 2021.

Capital Investments: The Company invested $10.3 million and $16.8 million into its portfolio during the second quarter and first six months ended June 30, 2021, respectively. In 2021, the Company expects to invest approximately $70 million to $80 million.

Balance Sheet and Liquidity Update

As of June 30, 2021, the Company had $210.4 million of cash and cash equivalents, including restricted cash of $47.5 million, total assets of $3.0 billion, including $2.7 billion of net investments in hotel properties, total consolidated debt of $746.3 million and stockholders’ equity of $2.1 billion. Adjusting for the proceeds received from the issuance of the Series I preferred stock net of the cash to be used to redeem the Series F preferred stock, pro forma cash and cash equivalents, including restricted cash, would have been $235.4 million as of June 30, 2021.

Operations Update

As of June 30, 2021 and through the date of this release, the status of the Company’s 18 hotels owned at the end of the second quarter of 2021 is as follows:

Hotel	Number of Rooms	% of Total Rooms	Suspension Date	Resumption Date
Boston Park Plaza (1)	1,060	11.6%	N/A	N/A
Embassy Suites La Jolla (1)	340	3.7%	N/A	N/A
Renaissance Long Beach (1)	374	4.1%	N/A	N/A
Montage Healdsburg (2)	130	1.4%	N/A	N/A
Oceans Edge Resort & Marina	175	1.9%	March 22, 2020	June 4, 2020
Embassy Suites Chicago	368	4.0%	April 1, 2020	July 1, 2020
Marriott Boston Long Wharf	415	4.5%	March 12, 2020	July 7, 2020
Hilton New Orleans St. Charles	252	2.8%	March 28, 2020	July 13, 2020
Hyatt Centric Chicago Magnificent Mile	419	4.6%	April 6, 2020	July 13, 2020
JW Marriott New Orleans	501	5.5%	March 28, 2020	July 14, 2020
Hilton Garden Inn Chicago Downtown/Magnificent Mile	361	3.9%	March 27, 2020	April 1, 2021
Hilton San Diego Bayfront	1,190	13.0%	March 23, 2020	August 11, 2020
Renaissance Washington DC	807	8.8%	March 26, 2020	August 24, 2020
Hyatt Regency San Francisco	821	9.0%	March 22, 2020	October 1, 2020
Renaissance Orlando at SeaWorld®	781	8.5%	March 20, 2020	October 1, 2020
The Bidwell Marriott Portland	258	2.8%	March 27, 2020	October 5, 2020
Wailea Beach Resort	547	6.0%	March 25, 2020	November 1, 2020
Total of 17 Hotels Open the Entire Second Quarter of 2021	8,799	96.2%

Renaissance Westchester	348	3.8%	April 4, 2020	—
Total 18 Hotel Portfolio	9,147	100.0%

(1)	The Boston Park Plaza, Embassy Suites La Jolla and Renaissance Long Beach remained in operation throughout 2020.
(2)	The Company acquired the Montage Healdsburg in April 2021.

Operating statistics for the 17 open hotels noted above are as follows:

	April	May	June	Second Quarter
	2021 (1)	2021	2021	2021 (1)
Number of Hotels	17	17	17	17
Number of Rooms	8,799	8,799	8,799	8,799
RevPAR	$86.65	$106.26	$129.47	$107.36
Occupancy	39.6%	46.2%	51.1%	45.6%
Average Daily Rate	$218.81	$230.00	$253.36	$235.43

(1)	Operating statistics for the Montage Healdsburg include information obtained from the hotel’s prior owner.

Preliminary July 2021 results for the first 29 days of the month for the 16 hotels and the 17 hotels (including Montage Healdsburg) open during the entire period include the following ($ in millions, except RevPAR and ADR):

	July
	2021 (1)	2020	Change
16 Open Hotels Room Revenue	$38.8	$3.1	1,143.0%

16 Open Hotels RevPAR	$154.19	$11.57	1,232.7%
16 Open Hotels Occupancy	61.7%	7.4%	5,430	bps
16 Open Hotels ADR	$249.90	$156.37	59.8%

17 Open Hotels Room Revenue (2)	$42.1	N/A	N/A

17 Open Hotels RevPAR (2)	$164.95	N/A	N/A
17 Open Hotels Occupancy (2)	61.9%	N/A	N/A
17 Open Hotels ADR (2)	$266.48	N/A	N/A

(1)	July 2021 results are preliminary and may be adjusted during the Company’s month-end close process.
(2)	Operating statistics for the 17 Open Hotels include the Montage Healdsburg, acquired by the Company in April 2021. The newly developed hotel opened in December 2020; therefore, there is no prior year information.

Due to continued uncertainty regarding the duration and extent of the COVID-19 pandemic, the Company cannot provide further assurances regarding the pandemic’s effect on the Company’s results, and the Company does not intend to provide further updates unless deemed appropriate.

Dividend Update

On July 30, 2021, the Company’s Board of Directors declared cash dividends of $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.296875 per share payable to its Series I preferred stockholders.

The dividends will be paid on October 15, 2021 to stockholders of record as of September 30, 2021. The dividend on the Series I preferred stock reflects a pro-rated amount for the days outstanding in the applicable dividend period.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss second quarter 2021 financial results on August 4, 2021, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-844-915-4230 and reference conference ID 5458099 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 18 hotels comprised of 9,147 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground, building or airspace leases for three of the hotels the Company has interests in as of the date of this release; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of contract intangibles: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the unfavorable tenant lease contracts recorded in conjunction with our acquisitions of the Boston Park Plaza and the Hilton Garden Inn Chicago Downtown/Magnificent Mile. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets and liabilities as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that the building lease is a finance lease, and, therefore, we include a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation, as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets and liabilities, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net loss to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$162,898	$368,406
Restricted cash	47,490	47,733
Accounts receivable, net	25,044	8,566
Prepaid expenses and other current assets	7,413	10,440
Total current assets	242,845	435,145

Investment in hotel properties, net	2,687,395	2,461,498
Finance lease right-of-use asset, net	45,447	46,182
Operating lease right-of-use assets, net	24,939	26,093
Deferred financing costs, net	3,403	4,354
Other assets, net	11,333	12,445

Total assets	$3,015,362	$2,985,717

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$41,046	$37,326
Accrued payroll and employee benefits	17,429	15,392
Dividends and distributions payable	2,225	3,208
Other current liabilities	50,693	32,606
Current portion of notes payable, net	2,331	2,261
Total current liabilities	113,724	90,793

Notes payable, less current portion, net	741,337	742,528
Finance lease obligation, less current portion	15,568	15,569
Operating lease obligations, less current portion	27,816	29,954
Other liabilities	13,612	17,494
Total liabilities	912,057	896,338

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, zero shares and 4,600,000 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	—	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at June 30, 2021 and December 31, 2020, stated at liquidation preference of $25.00 per share	75,000	75,000
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares and zero shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	66,250	—
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares and zero shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	115,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 219,043,105 shares issued and outstanding at June 30, 2021 and 215,593,401 shares issued and outstanding at December 31, 2020	2,190	2,156
Additional paid in capital	2,626,582	2,586,108
Retained earnings	833,132	913,766
Cumulative dividends and distributions	(1,654,388)	(1,643,386)
Total stockholders' equity	2,063,766	2,048,644
Noncontrolling interest in consolidated joint venture	39,539	40,735
Total equity	2,103,305	2,089,379

Total liabilities and equity	$3,015,362	$2,985,717

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues
Room	$84,597	$3,869	$118,816	$131,269
Food and beverage	15,238	213	20,209	48,203
Other operating	17,375	6,342	28,818	22,164
Total revenues	117,210	10,424	167,843	201,636
Operating expenses
Room	22,946	7,077	34,586	51,322
Food and beverage	15,669	5,025	21,648	46,785
Other operating	3,486	1,224	5,291	4,988
Advertising and promotion	7,042	4,090	11,917	16,552
Repairs and maintenance	7,132	5,375	12,677	15,424
Utilities	4,683	3,226	8,834	9,068
Franchise costs	2,296	338	3,287	5,674
Property tax, ground lease and insurance	15,632	19,124	30,293	39,175
Other property-level expenses	16,067	8,736	26,544	37,581
Corporate overhead	9,467	8,438	16,644	15,832
Depreciation and amortization	32,729	34,539	63,499	71,285
Impairment losses	—	18,100	—	133,466
Total operating expenses	137,149	115,292	235,220	447,152
Interest and other income (loss)	21	306	(358)	2,612
Interest expense	(8,065)	(12,950)	(15,714)	(30,457)
Gain on extinguishment of debt	88	—	310	—
Loss before income taxes	(27,895)	(117,512)	(83,139)	(273,361)
Income tax (provision) benefit, net	(23)	12	(66)	(6,658)
Net loss	(27,918)	(117,500)	(83,205)	(280,019)
Loss from consolidated joint venture attributable to noncontrolling interest	596	2,162	2,571	2,620
Preferred stock dividends and redemption charge	(7,795)	(3,207)	(11,002)	(6,414)
Loss attributable to common stockholders	$(35,117)	$(118,545)	$(91,636)	$(283,813)

Basic and diluted per share amounts:
Basic and diluted loss attributable to common stockholders per common share	$(0.16)	$(0.55)	$(0.43)	$(1.30)

Basic and diluted weighted average common shares outstanding	215,113	214,225	214,778	217,631

Distributions declared per common share	$—	$—	$—	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Loss to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Loss to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss	$(27,918)	$(117,500)	$(83,205)	$(280,019)
Operations held for investment:
Depreciation and amortization	32,729	34,539	63,499	71,285
Interest expense	8,065	12,950	15,714	30,457
Income tax provision (benefit), net	23	(12)	66	6,658
Loss on sale of assets	—	—	70	—
Impairment losses - hotel properties	—	18,100	—	131,164
EBITDAre	12,899	(51,923)	(3,856)	(40,455)

Operations held for investment:
Amortization of deferred stock compensation	4,659	3,064	7,411	5,271
Amortization of right-of-use assets and liabilities	(338)	(332)	(669)	(593)
Finance lease obligation interest - cash ground rent	(351)	(351)	(702)	(702)
Property-level severance	—	1,113	—	1,113
Gain on extinguishment of debt	(88)	—	(310)	—
Prior year property tax adjustments, net	(1,162)	307	(1,989)	226
Impairment loss - abandoned development costs	—	—	—	2,302
Noncontrolling interest:
Loss from consolidated joint venture attributable to noncontrolling interest	596	2,162	2,571	2,620
Depreciation and amortization	(806)	(806)	(1,616)	(1,610)
Interest expense	(159)	(306)	(320)	(726)
Amortization of right-of-use asset and liability	73	73	145	145
Impairment loss - abandoned development costs	—	—	—	(449)
Adjustments to EBITDAre, net	2,424	4,924	4,521	7,597

Adjusted EBITDAre, excluding noncontrolling interest	$15,323	$(46,999)	$665	$(32,858)

Sunstone Hotel Investors, Inc.

Reconciliation of Net Loss to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss	$(27,918)	$(117,500)	$(83,205)	$(280,019)
Preferred stock dividends and redemption charge	(7,795)	(3,207)	(11,002)	(6,414)
Operations held for investment:
Real estate depreciation and amortization	32,104	33,917	62,247	70,039
Loss on sale of assets	—	—	70	—
Impairment losses - hotel properties	—	18,100	—	131,164
Noncontrolling interest:
Loss from consolidated joint venture attributable to noncontrolling interest	596	2,162	2,571	2,620
Real estate depreciation and amortization	(806)	(806)	(1,616)	(1,610)
FFO attributable to common stockholders	(3,819)	(67,334)	(30,935)	(84,220)

Operations held for investment:
Real estate amortization of right-of-use assets and liabilities	77	72	162	218
Noncash interest on derivatives, net	(709)	216	(1,578)	6,296
Property-level severance	—	1,113	—	1,113
Gain on extinguishment of debt	(88)	—	(310)	—
Prior year property tax adjustments, net	(1,162)	307	(1,989)	226
Preferred stock redemption charge	4,016	—	4,016	—
Impairment loss - abandoned development costs	—	—	—	2,302
Noncash income tax provision, net	—	—	—	7,415
Noncontrolling interest:
Real estate amortization of right-of-use asset and liability	73	73	145	145
Noncash interest on derivatives, net	—	(26)	—	(26)
Impairment loss - abandoned development costs	—	—	—	(449)
Adjustments to FFO attributable to common stockholders, net	2,207	1,755	446	17,240

Adjusted FFO attributable to common stockholders	$(1,612)	$(65,579)	$(30,489)	$(66,980)

FFO attributable to common stockholders per diluted share	$(0.02)	$(0.31)	$(0.14)	$(0.39)

Adjusted FFO attributable to common stockholders per diluted share	$(0.01)	$(0.31)	$(0.14)	$(0.31)

Basic weighted average shares outstanding	215,113	214,225	214,778	217,631
Shares associated with unvested restricted stock awards	352	—	283	—
Diluted weighted average shares outstanding	215,465	214,225	215,061	217,631

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

17 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (1)	15.0%	(582.7)%	0.3%	(7.9)%

Total revenues	$117,210	$10,424	$167,843	$201,636
Non-hotel revenues (2)	(22)	(23)	(44)	(45)
Reimbursements to offset net losses (3)	(3,070)	(2,370)	(7,111)	(2,370)
Total Actual Hotel Revenues	114,118	8,031	160,688	199,221
Non-comparable hotel revenues (4)	(10,052)	—	(10,052)	—
Sold/Disposed hotel revenues (5)	—	(1,743)	—	(20,913)
Total 17 Hotel Portfolio Revenues	$104,066	$6,288	$150,636	$178,308

Net loss	$(27,918)	$(117,500)	$(83,205)	$(280,019)
Non-hotel revenues (2)	(22)	(23)	(44)	(45)
Reimbursements to offset net losses (3)	(3,070)	(2,370)	(7,111)	(2,370)
Non-hotel operating expenses, net (6)	(1,745)	(604)	(3,309)	(1,137)
Property-level severance (7)	—	1,113	—	1,113
Hotel union labor dispute (8)	—	1,347	—	1,347
Property-level legal fees (9)	—	—	58	—
Property-level prior year property tax adjustments, net (10)	(154)	307	(226)	226
Taxes assessed on commercial rents (11)	—	(31)	—	105
Corporate overhead	9,467	8,438	16,644	15,832
Depreciation and amortization	32,729	34,539	63,499	71,285
Impairment losses	—	18,100	—	133,466
Interest and other (income) loss	(21)	(306)	358	(2,612)
Interest expense	8,065	12,950	15,714	30,457
Gain on extinguishment of debt	(88)	—	(310)	—
Income tax provision (benefit), net	23	(12)	66	6,658
Actual Hotel Adjusted EBITDAre	17,266	(44,052)	2,134	(25,694)
Non-comparable hotel EBITDAre (4)	(1,613)	—	(1,613)	—
Sold/Disposed hotel Adjusted EBITDAre (5)	—	7,411	—	11,574
17 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$15,653	$(36,641)	$521	$(14,120)

*Footnotes on following page

(1)	17 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 17 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 17 Hotel Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of contract intangibles recorded in conjunction with the Company's acquisitions of the Boston Park Plaza and the Hilton Garden Inn Chicago Downtown/Magnificent Mile.
(3)	Reimbursements to offset net losses for the second quarter and first six months of 2021 include $3.1 million and $7.1 million, respectively, at the Hyatt Regency San Francisco as stipulated by the hotel’s operating lease agreement. Reimbursements to offset net losses include $2.4 million for both the second quarter and first six months of 2020.
(4)	Non-comparable hotel includes hotel revenues and Adjusted EBITDAre generated during the Company’s ownership period for the Montage Healdsburg, acquired in April 2021. The newly-developed hotel is considered non-comparable as it did not open until December 2020.
(5)	Sold/Disposed hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership period for the Renaissance Harborplace and the Renaissance Los Angeles Airport, sold in July 2020 and December 2020, respectively, along with the Hilton Times Square, which was assigned to the hotel’s mortgage holder in December 2020.
(6)	Non-hotel operating expenses, net include the following: the amortization of hotel real estate-related right-of-use assets and liabilities; the amortization of a favorable management agreement; finance lease obligation interest - cash ground rent; and prior year property tax credits, net received in the second quarter and first six months of 2021 for the Renaissance Los Angeles Airport.
(7)	Property-level severance includes a total of $1.1 million in COVID-19-related severance recorded at the majority of the Company’s hotels in both the second quarter and first six months of 2020.
(8)	Hotel union labor dispute includes a $1.3 million labor dispute expense at the Hilton Times Square in both the second quarter and first six months of 2020.
(9)	Property-level legal fees include $0.1 million at the Renaissance Westchester in the first six months of 2021.
(10)	Property-level prior year property tax adjustments, net for the second quarter and first six months of 2021 include a credit of $(0.2) million received by the Hyatt Centric Chicago Magnificent Mile. For the first six months of 2021, property-level prior year property tax adjustments, net also include a credit of $(0.1) million received by the Renaissance Washington DC. Property-level prior year property tax adjustments, net for the second quarter and first six months of 2020 include a total net assessment of $0.3 million received at the Embassy Suites Chicago, the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Hyatt Centric Chicago Magnificent Mile. For the first six months of 2020, property-level prior year property tax assessments, net also include a total net credit of $(0.1) million received by the Embassy Suites Chicago and the Renaissance Harborplace.
(11)	Taxes assessed on commercial rents at the Hyatt Regency San Francisco include a $(31,000) true-up credit and $0.1 million for the second quarter and first six months of 2020, respectively.